Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of IR Biosciences Holdings, Inc. (formerly known as GPN Network, Inc.) and subsidiaries of our report, dated March 19, 2003 (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-KSB of GPN Network, Inc. and subsidiaries for the year ended December 31, 2002.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 8, 2004